SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Filed by the registrant |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

|_|   Preliminary Information Statement

|_| Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))

|X|   Definitive Information Statement


                             Cirilium Holdings, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction: 5) Total fee paid:

|_|   Fee paid previously with Preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2) Form, Schedule or Registration Statement No. 3) Filing Party: 4) Date Filed:

                              INFORMATION STATEMENT
                              RELATING TO NOTICE OF
                   WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF
                            A MEETING OF STOCKHOLDERS

                                -----------------

                             CIRILIUM HOLDINGS, INC.
                         625 N. FLAGLER DRIVE, SUITE 509
                         WEST PALM BEACH, FLORIDA 33401

                                -----------------

                                   May 6, 2005

                                -----------------

To Our Stockholders:

      The purpose of this Notice is to inform you that the stockholders owning 22,061,966 shares, or 56.6% of the outstanding shares of the common stock, par value $0.001 ("Common Stock") of Cirilium Holdings, Inc. (the "Company") as of April 26, 2005 have taken the following action by written consent:

      1. Approval of 2004 Stock Option Plan. To approve our 2004 Stock Incentive Option Plan, as amended.

      2. Ratification of Auditors. To ratify the selection of Berkovits, Lago & Company, LLP as our independent accountants for the fiscal year ending April 30, 2005.

The record date for the determination of shareholders entitled to vote on the preceding actions was April 26, 2005.

      WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of stockholders satisfies any applicable shareholder voting requirement under the Delaware General Corporation Law ("Delaware Law") or our Bylaws, your vote is not required to approve any of these actions, and the enclosed Information Statement is not a request for your vote or a proxy statement. This Information Statement is being provided only to inform you of the actions that have been taken. Please read the accompanying Information Statement carefully.

      The Company is first mailing this information statement to stockholders on or about May 6, 2005.

                                         By Order of the Board of Directors,


                                         /s/ Gerald C. Parker
                                         ---------------------------------------
                                         Gerald C. Parker, Chairman of the Board

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                   INFORMATION STATEMENT AND NOTICE OF ACTIONS
                            TAKEN BY WRITTEN CONSENT
                               OF THE STOCKHOLDERS

                                -----------------

                                   May 6, 2005

                                -----------------

                                  INTRODUCTION

      This Information Statement is being mailed on or about May 6, 2005 to all stockholders of record of Cirilium Holdings, Inc., a Delaware corporation ("Cirilium Holdings" or the "Company") as of April 26, 2005. It is being furnished in connection with the following actions, which were approved by the unanimous consent of our board of directors' and the written consent of shareholders owning an aggregate of 56.5% of the outstanding shares of Company common stock as of April 26, 2005 ("Common Stock"):

      1. Approval of 2004 Stock Incentive Plan. To approve our 2004 Stock Incentive Plan, as amended.

      2. Ratification of Auditors. To ratify the selection of Berkovits, Lago & Company, LLP ("BL & Co.") as the Company's independent accountants for the fiscal year ending April 30, 2005.

      The board of directors and a majority of the shareholders of the Company approved these actions pursuant to a written consent in lieu of a meeting dated April 26, 2005.

      The record date established by the board of directors for purposes of determining the number of outstanding shares of voting capital stock was April 26, 2005 (the "Record Date"). As of the Record Date, there were 38,982,492 shares of Common Stock issued and outstanding. The Common Stock constitutes the only outstanding class of voting securities. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

      Under Delaware Law and our Bylaws, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of shareholders having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to Delaware Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to approve the above listed items.

      In order to eliminate the costs and management time involved in holding a special meeting, the board of directors voted to utilize the written consent of our shareholders. Accordingly, the above actions will not be submitted to our other shareholders for a vote and this information statement is being furnished to our other shareholders to inform them of the actions in accordance with the provisions of Section 228 of the Delaware Law.

      No additional action will be undertaken by the Company with respect to the receipt of written consents and no dissenters' rights are afforded under the Delaware Law to the Company's stockholders as a result of the adoption of these resolutions.

      This Information Statement has first been sent to the shareholders on or about May 6, 2005.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of April 26, 2005 regarding the ownership of the Company's Common Stock by each shareholder known by the Company to be the beneficial owner of more than five percent (5%) of its outstanding shares of Common Stock, each director and all executive officers and directors as a group. To the best of the Company's knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the business address of the individuals listed is c/o Cirilium Holdings, Inc., 625 N. Flagler Drive, Suite 509, West Palm Beach, Florida 33401.

      Name and Address of      Title of       Amount and Nature of   Percent of
      Beneficial Owner         Class          Beneficial Owner       Class
      --------------------------------------------------------------------------
      Gerald C. Parker         Common         9,181,966 (1)(2)       23.6%(1)(2)

      Donald E. Lees           Common           666,666(3)            1.7%(3)

      Robert W. Pearce         Common            66,666(4)            0.2%(4)

      Timothy Simpson          Common            50,000(5)            0.1%(5)
      -------------------------------       -----------           -------

      All Executive Officers   Common         9,965,298              25.6%
      and Directors as a
      Group (Four (4) persons)

      Royal Palm Capital
       Group, Inc.(6)          Common         7,520,000(1)           19.3%

      Langley Park
       Investments, Plc.(7)    Common         8,000,000              20.5%

      Heritage Communications
        Corporation(8)         Common         2,700,000               6.9%

      --------------------------------------------------------------------------
      * Percentage is based upon 38,982,492 shares issued and outstanding as of April 26, 2005.

      (1) Gerald C. Parker owns 54.75% of St. James Investment Group, Inc. and 37% of Royal Palm Capital Group, Inc. He may be deemed a "control person" of either St. James, Royal Palm or both. The shares owned by Royal Palm and St. James have been aggregated and deemed indirectly beneficially owned by Mr. Parker for the purposes of Rule 13(d) of the Securities Act.

      (2) Includes options to purchase 100,000 shares of common stock at an exercise price of $0.0001 per share, which vested on March 18, 2005 and expire on March 18, 2009. As of April 26, 2005, none of these options have been exercised.

      (3) Includes options to purchase 166,666 shares of common stock at an exercise price of $0.0001 per share, which vested on March 31, 2005 and expire on March 31, 2009. As of April 26, 2005, none of these options have been exercised.

      (4) Includes options to purchase 66,666 shares of common stock at an exercise price of $0.0001 per share, which are scheduled to vest on May 23, 2005 and expire on May 23, 2009.

      (5) Includes options to purchase 50,000 shares of common stock at an exercise price of $0.0001 per share, which are scheduled to vest on May 2, 2005 and expire on May 2, 2009.

      (6) The business address of Royal Palm Capital Group, Inc. is 625 N. Flagler Drive, Suite 605, West Palm Beach, Florida 33401.

      (7) The business address of Langley Park Investments, Plc is 30 Farringdon Street, London, England EC4A 4HJ.

      (8) The business address of Heritage Communications Corporation is 1600 W. Eau Gallie Blvd., Melbourne, Florida 32935.

CHANGE OF CONTROL

      On May 28, 2004, the Company (f/k/a/ SK Technologies Corporation), a Delaware corporation, Cirilium Holdings, Inc. ("Old Cirilium Holdings"), a privately-held Delaware corporation n/k/a Cirilium Holdings II, Inc., and the individual holders of the outstanding capital stock of Old Cirilium Holdings (the "Holders") consummated a reverse acquisition (the "Reorganization") pursuant to a certain Share Exchange Agreement ("Agreement") of such date, filed as Exhibit 2.2 to the Company's Current Report on Form 8-K filed on June 1, 2004 and incorporated by reference herein. Pursuant to the Agreement, Old Cirilium Holdings and the Holders tendered to the Company all issued and outstanding shares of common stock of Old Cirilium Holdings in exchange for 25,591,801 shares of common stock of the Company. This resulted in Old Cirilium Holdings becoming a wholly-owned subsidiary of the Company as of the date of the Agreement. The total issued and outstanding common stock after effecting the Agreement was 30,788,483. As a condition of the Agreement, the Company specifically accepted the obligations of Old Cirilium Holdings under Old Cirilium Holdings' Stock Option Plan, and agreed that the shares to be issued to Old Cirilium Holdings' stock option holders would be those of the Company, not those of Old Cirilium Holdings.

      After effecting the Agreement, the Board of Directors of the Company (the "Board") appointed Gerald C. Parker, Robert W. Pearce, and Donald E. Lees to serve as members of the Board of Directors of the Company until the next meeting of the shareholders in which directors are elected. Subsequently, F. Peter Brewer tendered his resignation in accordance with the terms of the Agreement and Gerald C. Parker was named Chairman of the Board.

                     APPROVAL OF THE 2004 STOCK OPTION PLAN
                               (RESOLUTION NO. 1)

      On May 20, 2004, the Board of Directors of the then privately-held Old Cirilium Holdings adopted a 2004 Stock Incentive Plan (the "Plan") to attract, retain and motivate officers, directors, employees and consultants. The purpose of the Plan is to provide such persons with additional incentive to further the business, promote the long-term financial success of the Company, and to encourage them to acquire a proprietary interest in the success of the Company. The Board of Directors believes the Plan will fulfill these purposes and that the availability of equity incentives under the Plan will be a significant factor in the Company's ability to attract and retain key management personnel who share primary responsibility for the Company's management and growth. The Board of Directors of the Company amended the Plan on April 22, 2005, in order to clarify the requirements for the issuance of Incentive Stock Options, as well as correct typographical errors. The amendment did not otherwise modify any material features of the Plan.

      The following is a summary of the principal features of the Plan, as amended, and does not purport to be a complete description of the Plan. A copy of the initial Plan was filed as Exhibit 10.24 to the Current Report on Form 8-K/A filed on August 6, 2004. A copy of the Plan, as amended, is being filed as
Exhibit 10.24 to this Current Report, which will replace the initial Plan in its entirety.

      The Plan is to be administered by a committee appointed by the Company's Board of Directors, which has, subject to certain limitations, the full authority to grant awards and establish the terms and conditions for vesting and exercise thereof. The Board of Directors currently administers the Plan and is authorized to do so until a committee is appointed with all of the authority and responsibility granted to the committee. Classes of persons eligible to participate in the Plan include officers, directors, employees (including prospective employees), consultants and other individuals who may perform services for the Company, as the committee may select.

      Awards may be made under the Plan in the form of (a) options, (b) stock appreciation rights, (c) dividend equivalent rights, (d) restricted stock, (e) restricted stock units and (f) other equity-based or equity-related Awards which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code. "Incentive Stock Option" means an Option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Internal Revenue Code of 1986, as now constituted or subsequently amended ("Code"), or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

      The total number of shares of common stock which may be delivered pursuant to Awards granted under the Plan through the Company's fiscal year ending in 2005 shall not exceed three million three hundred thousand (3,300,000) shares and pursuant to Awards granted in each fiscal year thereafter shall not exceed ten percent (10%) of the issued and outstanding shares of Common Stock, determined as of the last day of the immediately preceding fiscal year, increased by the number of shares available for Awards in previous fiscal years but not covered by Awards granted in such years. As of April 26, 2005, the shares issuable pursuant to the Plan have a market value of $660,000.

      As of April 26, 2005, the Company has granted approximately 2,515,000 stock options to employees and consultants of the Company pursuant to the Plan. The stock options have exercise prices ranging from $.0001 to $0.39 and vest ratably over a three year period in one-third (1/3) increments. At the time of issuing the stock options, Old Cirilium Holdings was a private company and there was no market for its securities. The Board of Directors intended for the exercise price to be the fair market value of the securities so that the options would qualify as Incentive Stock Options under the Code.

      Exercise Price and Duration. For option grants intended to qualify as Incentive Stock Options under the Code as presently constituted, the exercise price of such options shall not be less than the fair market value on the date of grant and exercisable only within ten (10) years of the grant date. The exercise price for Incentive Stock Options granted to employees who own 10% or more of the voting power of all the outstanding stock of the Company must be not less than 110% of fair market value, and are not exercisable more than five (5) years from the date of grant. The exercise price and expiration of nonqualified options shall be determined by the Committee.

      Unless expressly provided in the award agreement, options or other rights shall terminate three months after an employee's severance of employment with the Company other than by death or disability. Unless it expires sooner, the option or other right will expire one year after the death or disability of the eligible person.

      Amount exercisable. In the event an eligible person exercises Incentive Stock Options during the calendar year whose aggregate fair market value exceeds $100,000, the exercise of options over $100,000 will be considered nonqualified stock options.

      Manner of Exercise. Options may be exercised by written notice to the Company. Payment for the shares being purchased may be made in cash or by such other method as the committee may from time to time prescribe. The shares of common stock issuable under any options shall not be delivered to the grantee until the Company has received payment of the full option exercise price or notice from the grantee of the exercise of a stock appreciation right ("SAR") for which payment will be made partly or entirely in shares of common stock of the Company. A SAR permits the recipient to surrender that option, or a portion of the part which is exercisable, and receive in exchange an amount equal to the excess of the fair market value of the stock covered by the option, over the exercise price of the stock.

      Amendment or Termination of the Plan. The Board may amend, terminate, revise or suspend the Plan at any time, in its sole and absolute discretion, subject to certain limitations. The Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding incentive option as in the opinion of counsel for the company may be necessary or appropriate from time to time to enable any incentive option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

      Federal Tax Consequences. The following is a brief summary of the tax consequences of the grant and exercise of stock options under the federal income tax laws. This summary does not, among other things, purport to describe state or local tax consequences or to describe all federal income tax consequences.

      Incentive Stock Options and Nonqualified Options. Recipients of Incentive Stock Options generally are not subject to income tax at the time the option is granted or exercised. However, upon the exercise of any incentive option, any excess of the fair market value of shares received over the exercise price may be subject to the alternative minimum tax. Upon disposition of any shares obtained through the exercise of an incentive option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the aggregate exercise price, provided that the participant has held the shares for at least one year from the date the incentive option was exercised and at least two years from the date the incentive option was granted. If the participant disposes of the shares within that time period (a "Disqualifying Disposition"), the participant will recognize ordinary income to the extent of the difference between the exercise price and the lesser of the fair market value on the date the incentive option is exercised or the amount realized on the Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period the shares were held by the participant. The Company is not entitled to any tax deduction upon either the exercise of any incentive option or upon any subsequent disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income pursuant to a Disqualifying Disposition.

      A participant receiving nonqualified options does not generally recognize income at the time the option is granted so long as it granted at fair market value on the date of the grant. However, when the option is exercised, the participant will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the exercise price. The Company receives a tax deduction equal to the amount of ordinary income recognized by the participant. The participant's basis in the shares is equal to the exercise price plus any recognized ordinary income.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                               (RESOLUTION NO. 2)

      On April 26, 2005, the Board of Directors and the Majority Shareholders voted to ratify the appointment of BL & Co as the Company's independent auditor for the fiscal year ending April 30, 2005. As described in the Company's Current Report on Form 8-K filed on August 6, 2004, effective August 2, 2004, the Company engaged BL & Co to continue as the Company's independent auditor after a reverse acquisition ("Acquisition") was effected on May 28, 2004. As a consequence, the Company dismissed Chastang, Ferrrell, Sims & Eiserman, LLC ("Chastang"), the independent auditor for the privately-held Cirilium Holdings, Inc. and its subsidiaries ("Old Cirilium Holdings") since September 2001.

      The Acquisition was effected by a certain Share Exchange Agreement ("Agreement") entered into on May 28, 2004, between the Company and Old Cirilium Holdings, described in greater detail herein. As a result of this transaction, Old Cirilium Holdings became a subsidiary of the Company and the Company's fiscal year end was changed to that of Old Cirilium Holdings, April 30th.

      The change in control transaction was accounted for as a reverse acquisition, whereby Old Cirilium Holdings was considered the "Accounting Acquirer" of the Company (the "Legal Acquirer"). For accounting purposes, Old Cirilium Holdings is treated as the continuing reporting entity that acquired the Company, as if Cirilium Holdings were the legal successor to the Company's reporting obligations as of the date of the Acquisition. Historical reports filed by the Company after the Acquisition have been those of Old Cirilium Holdings, the continuing reporting entity.

      Unless the same accountant reported on the most recent financial statements of both a registrant and the accounting acquirer, a reverse acquisition will result in a change in accountants, regardless of the fact that the registrant's auditor may remain the same after the reverse acquisition. The Current Report on Form 8-K filed on August 6, 2004 reported a change in independent accountants, treating Chastang, the accountant that was no longer associated with Old Cirilium Holdings' financial statements, as the predecessor accountant.

      Prior to execution of the Agreement, the Board of Directors of Old Cirilium Holdings voted to continue to engage the Company's principal independent auditor, Berkovits, Lago & Company, LLP of Ft. Lauderdale, Florida, after the Acquisition, for the Company's fiscal year ending April 30, 2005. Consequently, the Board of Directors of Old Cirilium Holdings voted to dismiss Chastang as the Company's independent auditor after the change in control transaction and after Chastang's completion of the audited financial statements for Old Cirilium Holdings for the fiscal year ended April 30, 2004. BL & Co. had been the principal independent auditor of the Company since 2000 and has continued to provide such services to the Company and its subsidiaries since Chastang's dismissal.

      During the last two fiscal years ended April 30, 2004 and 2003 and through July 30, 2004, (i) there were no disagreements between the Company and Chastang on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Chastang would have caused Chastang to make reference to the matter in its reports on the Company's financial statements, and (ii) Chastang's reports did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the last two most recent fiscal years ended April 30, 2004 and 2003 and through July 30, 2004, there were no reportable events as the term described in
Item 304(a)(1)(iv) of Regulation S-B.

      Since BL & Co was the independent auditor of the Company prior to the Acquisition, Old Cirilium Holdings did discuss the Acquisition with BL & Co. The discussions with BL & Co, however, were not a condition of the Acquisition or a condition of engaging BL & Co as the Company's independent registered public accounting firm. Additionally, Old Cirilium Holdings did not consult with BL & Co during the two most recent fiscal years and through July 30, 2004, regarding either:

1. The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that BL & Co concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. Any matter that was either subject of disagreement or event, as defined in
Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

Audit Fees

      As of the date hereof, the aggregate fees billed by BL & Co. for professional services rendered for the reviews of the financial statements included in our quarterly reports on Form 10-QSB for the fiscal year ended April 30, 2005 were $25,179. However, as BL & Co is currently in the process of conducting its audit of the Company's financial statements for the fiscal year ended April 30, 2005, no fees have yet been paid to BL& Co for professional services rendered for the audit of the Company's annual financial statements for that fiscal year.

      The aggregate fees billed by BL & Co for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended March 31, 2004, and for the reviews of the financial statements included in its quarterly reports on Form 10-QSB for that fiscal year were $11,100.

      The aggregate fees billed by Chastang for professional services rendered for the audit of Old Cirilium Holdings and its subsidiaries' annual financial statements for the fiscal year ended April 30, 2004 were $73,208. As Old Cirilium Holdings was a private company during the fiscal year ended April 30, 2004, Chastang did not conduct any reviews of the company's interim financial statements, such as would be included in a quarterly report on Form 10-QSB.

Tax Fees

      The aggregate fees billed by Chastang for professional services rendered for tax compliance, tax advice and tax planning and incurred for the fiscal year ended April 30, 2004 were $10,997.

All Other Fees

      As of the date hereof, other than the services described above under "Audit Fees," and "Tax Fees" for the fiscal years ended April 30, 2005 and 2004, neither BL & Co nor Chastang have received any other fees.

Executive Compensation

      The following tables and discussion set forth information with respect to all incentive stock option plan and non-plan compensation awarded to, earned by or paid to the President, Chief Executive Officer and Chairman for all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three completed fiscal years. No disclosure has been made for any executive officer of the Company, other than the Chief Executive Officer, which did not receive compensation exceeding $100,000 during the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                      ANNUAL COMPENSATION             COMPENSATION AWARDS
                                     ----------------------      -------------------------------
                                                                 Restricted
Name and                                                           Stock             Securities
Principal                              Salary         Bonus        Awards            Underlying
Position              Year              ($)            ($)           ($)             Options/SAR
------------------------------------------------------------------------------------------------
Gerald C. Parker,     2003                  $0         $0
Chairman
                      2004             $20,833         $0                             300,000(4)

                      2005            $100,000         $0


Donald Lees, CEO      2002             $72,975(1)
and Director
                      2003             $11,954(1)      $0

                      2004             $21,000(2)      $0         $250,000(3)         500,000(4)

                      2005             $84,000         $0


Timothy Simpson,      2003             $31,250         $0
President and
Chief Operating       2004                  $0         $0
Officer
                      2005            $117,500         $0                             150,000(4)

------------------------------------------------------------------------------------------------

(1) Donald E. Lees served as President of Cirilium, Inc. from the end of 2002 until the beginning of 2003 and as such, he was a salaried employee compensated in the amount shown.

(2) Mr. Lees is the President and controlling shareholder of LeeWard Enterprises CTI, Inc. ("LeeWard"), a Florida corporation with which Cirilium Holdings executed a consulting agreement on April 1, 2004. Under the terms of such agreement, LeeWard receives annual compensation in the amount of $84,000 for a term of one year.

(3) Mr. Lees received 500,000 shares of restricted common stock of Cirilium Holdings, Inc. pursuant to an Employment Agreement dated April 1, 2004. At that time, Cirilium Holdings, Inc. was a privately-held company and as such, the fair market value of the shares on the date of issuance was determined at that time to be $0.50 per share. The fair market value of the shares at the end of the 2005 fiscal year was $75,000.

(4) Each of these options vest in one-third increments in accordance with the terms of each executive officer's respective employment agreements as described below.

Stock Option Grants and Exercises in Fiscal Year 2005

      The following table summarizes the stock options granted to the Named Executive Officers during the last fiscal year. No Stock Appreciation Rights ("SARs") were granted during the last fiscal year.

                                    OPTION GRANTS IN LAST FISCAL YEAR
                                          Individual Grants
-----------------------------------------------------------------------------------------------------
                                                Percent of Total
                       Number of Securities   Options/SARs Granted        Exercise
                        Underlying Options/   Granted to Employees         or Base         Expiration
Name                     SARs Granted (*)      in Fiscal Year (1)       Price ($/Sh.)       Date (2)
-----------------------------------------------------------------------------------------------------
Gerald C. Parker            300,000                  11.9%              $    0.0001         3/18/2009

Donald E. Lees              500,000                  19.9%              $    0.0001         3/31/2009

Timothy Simpson             150,000                   6.0%              $    0.0001          5/2/2009

(*) No SARs were granted during the fiscal year ended April 30, 2005. Options vest as described below under "Employment Contracts."

(1) Based on an aggregate of 2,515,000 shares of Common Stock that are subject to options granted to all employees during fiscal year 2005 (including executive officers).

(2) The term of each option grant is generally five or ten years from the date of grant. The options may terminate before their expiration dates if the option holder's status as an employee is terminated or upon the option holder's death or disability.

Certain Information Concerning Stock Options/SARs

      The following table sets forth certain information with respect to the value of stock options at the 2005 fiscal year end. No stock options or SARs were exercised during 2005.

                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
----------------------------------------------------------------------------------------------------------------------------------
                       Shares Acquired      Value            Number of Securities Underlying     Value of Unexercised In-the-Money
                       on Exercise (#)    Realized ($)    Unexercised Options at April 30, 2005     Options at April 30, 2005(1)
----------------------------------------------------------------------------------------------------------------------------------
     Name                                                    Exercisable        Unexercisable     Exercisable        Unexercisable
----------------                                             -----------        -------------     -----------        -------------
Gerald C. Parker             0                0                100,000             200,000          $14,990              $29,980

Donald E. Lees               0                0                166,666             333,334          $24,983              $49,967

Timothy Simpson              0                0                      0             150,000               $0              $22,485

(1) Based on the closing price of the Company's Common Stock on April 29, 2005 of $0.15.The value of Unexercised In-the-Money Options are calculated by determining the difference between the fair market value of the common stock underlying the options and the exercise price of the options at the 2005 fiscal year end.

Employment Contracts

            On March 19, 2004, the Company entered into a three year employment and severance agreement with Gerald C. Parker to serve as Chairman of the Board with an annual compensation of $100,000. The severance agreement provides, among other things, that in the event of termination of the agreement by the Company without cause, Mr. Parker is entitled to receive base compensation for the following twelve month period. In addition, the employment agreement provides for the granting of stock options to purchase up to three hundred thousand (300,000) shares of Cirilium Holdings restricted common stock, at an exercise price of $.0001. The options vest annually in one-third increments, with one-third vesting at the end of the 12th month from the date of the Agreement, one-third at the end of the 24th month from the date of the agreement, and the remaining one-third vesting at the end of the 36th month from the date of the Agreement. As of the date of this filing, none of the options under the Agreement have vested.

            On April 1, 2004, the Company entered into a three year consulting agreement with LeeWard Enterprises CTI, Inc. ("LeeWard"), a company controlled by Donald E. Lees, to assist in strategic developments, asset management, customer development operations and all aspects of the Company. The agreement calls for annual consideration of $84,000. In addition, the agreement provides for Mr. Lees to perform the duties of Chief Executive Officer. The Company also issued Mr. Lees a one-time stock award of 500,000 shares of restricted common stock of the Company and options to purchase five hundred thousand (500,000) shares of restricted common stock, at an exercise price of $.0001. The options vest annually in one-third increments, with one-third vesting at the end of the 12th month from the date of the Agreement, one-third at the end of the 24th month from the date of the Agreement, and the remaining one-third vesting at the end of the 36th month from the date of the Agreement.

         On May 3, 2004, the Company entered into a three year consulting agreement with Timothy Simpson, which provides for an annual compensation in the amount of $150,000 beginning August 1, 2004 as amended. Mr. Simpson is to assist the Company in strategic developments, asset management, customer development, operations and all aspects of the Company as directed by the Board of Directors. In addition, the agreement grants Mr. Simpson one hundred fifty thousand (150,000) stock options with an exercise price of $.0001. The options vest annually in one-third increments, with one-third vesting at the end of the 12th month from the date of the Agreement, one-third at the end of the 24th month from the date of the Agreement, and the remaining one-third vesting at the end of the 36th month from the date of the Agreement. Should the consulting contract be terminated, the consultant will receive stock options in an amount pro rata with that portion of the year in which the consultant performed services for the Company.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities at the SEC's office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates or by calling the SEC at 1-800-SEC-0330. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

                                   CONCLUSION

      As a matter of regulatory compliance, we are sending you this Information Statement which describes the resolutions which were approved by shareholders on April 26, 2005. Your consent is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

                                          FOR THE BOARD OF DIRECTORS OF
                                          CIRILIUM HOLDINGS, INC.


                                          /s/ Gerald C. Parker
                                          --------------------------------------
                                          Gerald C. Parker, Chairman